INVESTOR PRESENTATION May 2024 Aston Wake Forest, NC

1 Table of Contents Overview 2 Recent Operating Metrics 3 Company History and Performance 4 – 6 Current Priorities / Business Plan 7 – 18 Differentiated Portfolio in Attractive Markets 19 – 24 Path to Long-Term Growth 25 Appendix 2024 Guidance 27 ESG Initiatives 28 Market Statistics 29 Value Add Summary 30 Demographic Profile 31 Market Profiles 32 – 46 End Notes 47 – 48 Definitions and Non-GAAP Financial Measure Reconciliations 49 – 51 Forward-Looking Statement 52

2 IRT Overview OWN AND OPERATE Sunbelt Exposure 74% of NOI 110 Communities 32,685 Units 94.4%(2) 1Q24 Portfolio Avg Occupancy +120 basis points Y-o-Y PORTFOLIO SUMMARY (1) SAME STORE HIGHLIGHTS Q1 2024 (2) • Revenue growth: 3.4% Y-o-Y • Resident retention: 54.3%, +610bps Y-o-Y and +330bps Q-o-Q • Avg rental rate: +1.5% to $1,551 • NOI growth: 2.4% Y-o-Y UPSIDE FROM VALUE ADD • Projects to date have generated a 19.3% unlevered return on interior costs and an avg rental increase of 20.5% (3) • ~12,000 units available for value add renovation $6.2B In gross assets FL GAALTX CO OK IN OH KY TN SC NC 2024 GUIDANCE • Same Store property revenue growth of 3.75% and NOI growth of 2.5% at the midpoint of our guided range(4) • Core FFO per share guidance range of $1.12-$1.16 All notations throughout this presentation appear as “End Notes” on pages 47-48. IRT’s Operating Communities Asset Held for Sale

3 Strong Performance Across Key Operating Metrics Same Store Excluding Value Add Note: As of May 1, 2024, same-store portfolio occupancy was 95.6%, same-store portfolio excluding ongoing value add occupancy was 95.8% and value add occupancy was 94.9%. All notations throughout this presentation appear as “End Notes” on pages 47-48. Same Store Total (1)Same Store Value Add O cc u p an cy Sa m e St o re T o ta l Le as e o ve r Le as e R en t G ro w th (2) New Leases Renewals Blended (3) 94.6% 94.9% 94.8% 94.6% 95.3% 85% 90% 95% 100% Q2 23 Q3 23 Q4 23 Q1 24 Q2 QTD 24 92.9% 93.2% 93.6% 93.9% 94.5% Q2 23 Q3 23 Q4 23 Q1 24 Q2 QTD 24 94.2% 94.5% 94.5% 94.4% 95.1% Q2 23 Q3 23 Q4 23 Q1 24 Q2 QTD 24 2.3% 4.8% 4.9% 4.4% 3.0% 0% 1% 2% 3% 4% 5% 6% Q2 23 Q3 23 Q4 23 Q1 24 Q2 QTD 24 (4) 2.6% 0.5% -4.2% -2.4% -0.3% -5% -4% -3% -2% -1% 0% 1% 2% 3% Q2 23 Q3 23 Q4 23 Q1 24 Q2 QTD 24 2.5% 2.9% 0.2% 1.2% 2.0% 0% 1% 2% 3% 4% 5% 6% Q2 23 Q3 23 Q4 23 Q1 24 Q2 QTD 24(4)

4 Trade Street Acquisition Steadfast Acquisition Company History To ta l N u m b e r o f O p er at in g U n it s (2) Aug. 2013 Completes IPO; begins trading on the NYSE Sep. 2015 Acquires Trade Street Residential (NASDAQ: TSRE) for $264 mm Dec. 2016 Completes internalization of management (1) Apr. 2018 Commences first phase of value-add renovations initiative Dec. 2021 Acquires Steadfast Apartment REIT (“STAR”) for $2.6bn Oct. 2023 Announces Portfolio Optimization and Deleveraging Strategy Acquired 19 properties 4,989 units Acquired 68 properties 21,394 units (3) 2,790 8,819 13,724 12,982 14,017 15,880 15,554 15,667 35,498 35,526 34,431 32,685 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024

5 Source: Company reports; coastal peer group includes AVB, EQR, ESS, and UDR; non-gateway peer group includes CPT, CSR, MAA, and NXRT. Same store NOI growth and CFFO per share metrics are based on the definitions used by the peer group companies and may not be comparable. IRT is Delivering Industry Leading Operating Performance Relative to peers in non-gateway and coastal markets, IRT outpaced industry growth over the past few years and momentum is expected to continue due to our attractive location in sunbelt markets, as well as our investments in value add renovations and new development initiatives Same Store NOI Growth CFFO per Share Growth IRT Non-Gateway Coastal Peer Group 90 95 100 105 110 115 120 125 130 135 140 145 2019 2020 2021 2022 2023 2024 Guidance (Mid-Point) IRT Non-Gateway Coastal Peer Group IRT Non-Gateway Coastal Peer Group 90 95 100 105 110 115 120 125 130 135 140 145 150 155 2019 2020 2021 2022 2023 2024 Guidance (Mid-Point) IRT Non-Gateway Coastal Peer Group

6 Source: Bloomberg Market data as of April 30, 2024. Note: Represents compound total return, with dividends reinvested. Track Record of Value Creation IRT has a proven track record of outperforming its peers 1-Year 3-Year 5-Year Since IPO (1) 2% -3% 14% 89% 0% -3% 17% 150% -2% 3% 80% 256% -50% 0% 50% 100% 150% 200% 250% 300% RMS Multifamily Index IRT

7 Continue value add renovations at ~2,500 annually Current Priorities / Business Plan 1 Complete on-balance sheet and joint venture developments 2 Capital recycling to position portfolio for long-term growth while deleveraging 3 Use free cash flow to further delever the balance sheet to ~5.0x 4 Drive on-site efficiencies through the use of technology 5 Miller Creek at Germantown Memphis, TN Talison Row at Daniel Island Charleston, SC

8 In-Place Program Identified 2024 Starts Future Pipeline Total Units to Renovate 11,856 1,425 9,381 22,662 Units Renovated-to-Date (8,091) - - (8,091) Remaining Units to Renovate 3,765 1,425 9,381 14,571 Remaining Renovation Costs (3) $68 - $72 $26 - $27 $169 - $178 $262 - $277 Incremental NOI (4) $12- $13 $4- $5 $30 - $31 $46 - $48 Incremental Value Creation (5) $148 - $156 $56 - $59 $368 - $389 $572 - $604 Value Add Program: Improving Our Growth Profile Sizeable ~15,000 unit value add pipeline providing up to ~$600 million of incremental shareholder value Value Add Pipeline (2) ($ in millions) All notations throughout this presentation appear as “End Notes” on pages 47-48. IRT’s historical projects have generated an 17.5% return on investment across approximately 8,091 units, resulting in around $280 million of incremental value creation (1) 1

9 Value-Add Case Study: Avalon Oaks – Project Overview Before After Columbus, OH community acquired for $23.0mm in February 2018 ▪ Middle market community with 235 units that at the time of acquisition helped to increase our scale in the Columbus market ▪ Attractive Columbus submarket insulated from the new Class A construction ▪ Opportunity to reposition the community through value-add renovation – 97% occupied at acquisition – In-place asking rents approximately 7% below submarket competitive set – Strong demand for upgraded community – Potential for operating cost savings Added to our value-add program in February 2020 Upgrades include: ▪ Stainless steel appliances ▪ Painted cabinet boxes with new doors and resurfaced countertops ▪ Washers and dryers in each unit ▪ Clubhouse redesign with addition of business center ▪ New layout for fitness center and upgraded playground ▪ Laundry room conversion to pet spa As of March 2024, we have invested $6.3mm in the property including approximately $2.7mm through our value-add program and renovations are 89% complete 1

10 Value-Add Case Study: Avalon Oaks – The Economics At Acquisition (2/27/2018) 3/31/2024 Change Revenue (TTM) $2.6mm $4.0mm +52% NOI (TTM) $1.4mm $2.7mm +93% NOI Margin 52.6% 66.9% +1,430 bps Average Effective Monthly Rent $868 $1,389 +60% Achieved outsized value creation ▪ Post renovation community is valued at $48.6mm(1), representing an increase of 111% from acquisition ▪ Incremental value creation of $19.3mm, after renovation investment. On an equivalent cap rate basis, incremental value creation represents an 84% increase from acquisition. ▪ Enhanced resident profile, resulting in a 60% average effective monthly rental rate increase as of March 2024 ▪ Generated unlevered ROI of 30% on total renovation costs Note: Dollars in millions except average monthly rental rate. (1) Assumes exit cap rate of 5.25% 1

11 Value-Add Case Study: Rocky Creek – Project Overview Before After Acquired in July 2019 for $48.0mm this was our 3rd community in Tampa, FL market ▪ Located in West Tampa, this property was built in 1999 and has 264 units ▪ Convenient access to major employment centers including Westshore area to the south, Carillon Office Park in St. Petersburg and downtown Tampa ▪ Value-add opportunity allows for the community to notably increase – 96% occupied prior to renovations – Proven demand for upgraded product with renovated unit average rents below competing new construction but above older communities Renovations began March 2021 Upgrades include: ▪ Clubhouse renovation including courtyard ▪ New pool house with enhanced grilling stations, putting green and fire pit ▪ Updated kitchens and bathrooms ▪ New vinyl plank flooring ▪ Washers and dryers in every unit As of March 2024, we have invested $7.0mm in the property include approximately $3.8mm through our value-add program and renovations are 83% complete 1

12 Value-Add Case Study: Rocky Creek – The Economics At Acquisition (7/11/2019) 3/31/2024 Change Revenue (TTM) $4.2mm $6.2mm +46% NOI (TTM) $2.6mm $4.0mm +53% NOI Margin 61.1% 64.0% +290 bps Average Effective Monthly Rent $1,256 $1,892 +51% Achieved outsized value creation ▪ Post renovation community is valued at $75.5mm(1), representing an increase of 57% from acquisition ▪ Incremental value creation of $20.5mm, after renovation investment. On an equivalent cap rate basis, incremental value creation represents a 43% increase from acquisition. ▪ Enhanced resident profile, resulting in a 51% average effective monthly rental rate increase as of March 2024 ▪ Generated unlevered ROI of 34% on total renovation costs Note: Dollars in millions except average monthly rental rate. (1) Assumes exit cap rate of 5.0% 1

13 Real Estate Under Development: Expected to Generate Strong NOI Total Projected Development Spend ~$103M Q1 2025 Construction Starts Q3 2021 Delivery period Q4 2023 Est. Stabilization 70% Occupied(1) May 2024 Flatirons Apartment Broomfield, CO Costs NOI In Place NOI – Q1 2024 $384k / In lease-up # of Units 325 At Stabilization ~$6.9m/yr Destination at Arista Broomfield, CO Total Projected Development Spend ~$120M Q1 2026 Construction Starts Projected delivery Q4 2024 Est. Stabilization In Place – Q1 2024 $0 / In Development Q4 2022 # of Units 296 At Stabilization ~$6.8m/yr Costs NOI Q2 2023 2

14 Joint Venture Communities: Selected Case Studies ▪ Year Built: 2023 ▪ Status: In lease up ▪ Units: 402 units ▪ Today’s rents are 6% higher than we originally expected for 2024 The Mustang (2) Dallas, TX The Crockett Nashville, TN Metropolis at Innsbrook Richmond, VA ▪ Year Built: 2023 ▪ Status: In lease up ▪ Units: 199 units (1) ▪ Today’s rents are 4% higher than we originally expected for 2024 ▪ Year Built: Delivery expected in 4Q 2024 ▪ Status: Under Construction ▪ Units: 275 units ▪ Located in a master planned community with office and retail offerings, including many Fortune 500 company headquarters: AT&T, American Airlines, Tenet Healthcare, Texas Instruments We invest in communities that allow us to enter and grow in a target market at a superior cost per unit. We identify local developers with the expertise to complete the developments and only invest when the ground is fully approved and the community is ready for development. 2

3 Portfolio Capital Recycling

- **Portfolio Optimization Strategy was announced in October 2023**
- **Disposition of 10 non-core properties (2,742 units) in 7 markets**
  - 9 communities acquired in 2021 as part of the STAR merger
- **Sale of the 10th community occurred on April 30, 2024**
- **In aggregate, we received gross sales proceeds of $525mm and paid down $517mm of debt**
- **Weighted average disposition economic cap rate of 5.80%** (1)
- **Key elements of the disposition rationale:**
  - Exit selected markets
  - Improve portfolio operating efficiencies
  - Accelerate deleveraging path while reducing secured debt and near-term maturities
  - Repay amounts outstanding on the revolving line of credit thereby increasing financial flexibility and liquidity
  - Improve unencumbered asset pool and related ratios
  - Expected to breakeven on a cash flow basis after accounting for the annual capex requirements on these assets

Communities Sold as Part of Portfolio Optimization and Deleveraging Strategy



CO
IL
IN
VA
TN
NC
TX

Selected Impact to Portfolio & Balance Sheet

	Pre-Portfolio Optimization	Post-Portfolio Optimization
Consolidated Operating Communities(2)	120	110
Total Operating Units(2)	35,427	32,685
Average Effective Monthly Rent	$1,556	$1,555
Net Debt / TEV(3)	42%	37%
Net Debt / Adjusted EBITDA(4)	6.7x	5.9x

15

16 Deleveraging: Where We Are and Where We Are Going • Organic NOI growth from stabilized portfolio consistent with long-term historical growth rates • Higher NOI from ongoing value add renovations consistent with historical track record • Incremental NOI from delivery of two Denver, CO development projects • Completion of our Portfolio Optimization and Deleveraging Strategy to exit single-asset markets and pay down debt Net Debt to Adjusted EBITDA Progressing Towards Our Accelerated Target of Mid-5’s by Year-End 2025 Through the Following Drivers: 8.2x 7.7x 6.9x 6.7x Low-6’s Mid-5’s Q4 2020 Q4 2021 Q4 2022 Q4 2023 Q4 2024e Q4 2025e 4

17 62.1% 37.9% Maintain a Simple Capital Structure $6.0bn Common Equity Debt • Simple capital structure consisting of secured and unsecured debt • Maintain conservative financial and credit policies and expect to further deliver the balance sheet through organic NOI & EBITDA growth and excess cash flows. • Transitioning to a predominantly unsecured capital structure • 99.6% of debt is fixed rate (or hedged), further de-risking the balance sheet • Minimal near-term maturities with a focus on improving our leverage profile and achieving an investment grade rating Total Capitalization (1) Balance Sheet Highlights Debt Maturity Schedule All notations throughout this presentation appear as “End Notes” on pages 47-48. ($ in millions) % of total 1% 6% 20% 1% 46% 26% 4 $20 $137 $447 $24 $1,035 $584 2024 2025 2026 2027 2028 Thereafter Actual Debt ~7% of IRT’s debt matures through end-2025, lowest among public peers

18 Continuing Our Efforts in Technology Business Intelligence For Property Managers Value Add ERP Platform Incident Reporting App Month-End Close Automation Property Phone System Standardization & Consolidation Our Goals Offer a Superior Prospect & Resident Experience Automate Processes to Lower Operating Expenses Improve Sustainability & Social Responsibility Create Empowered, Efficient, Engaged On-Site Teams Current Priorities Leverage Data for Learning & Prediction AI & Self-Service Tools for Applicants, Residents & Collections Technology Enablement for Centralization of Property Operations Property Support Task Routing & Automation Platform Machine Learning, Artificial Intelligence, & Predictive Analytics Data Platform: Development & Integration Next-Gen Automated Income Screening Data Platform: Design & Engineering Unit Amenity Audit App AI Invoice & PO Processing Next-Gen Automated Identity Verification Leasing & Property Management Centralization Pilot Punch-Out Catalog Purchasing ML Models: Debt Prediction, Intent Analysis, & Fraud Detection Significant Accomplishments Last 12 Months 5

19 77% Class B community profile is highly defensive during times of economic stress Established a Differentiated Portfolio in Attractive Markets Benefit from favorable resident demographics Focused on the high growth Sunbelt & Midwest regions Possess a unique hedge against new supply Well-positioned in markets that support rental demand Heritage Grand at Sienna Missouri City, TX Millenia 700 Orlando, FL 1 2 3 4 5

1 Defensive Middle Market Communities, Positioned to Perform Even in Tough Economic Times

A

- Higher income residents move down in a recession
- Renters move down to Class B as rent increases outstrip income growth

B

- Capture households moving down in a recession
- Capture seniors who sell homes to fund retirement
- Capture individuals/families moving up with career progression

C

- Lower income residents move up as income grows

Class B Positioning:

- Most opportunity to consistently increase rents
- Less exposure to homeownership
- Less likely to be impacted from new construction

Sample Resident Demographic:

- Value driven
- Middle income category
- Renters by necessity

Residents Require Accommodations That Are:

- Affordable
- Well maintained, spacious, comfortable, clean and modern
- Equipped with state-of-the-art amenities
- Conveniently located

Multifamily exposure is a natural inflation hedge due to our ability to reset rents annually.
Our portfolio of 77% Class B communities is highly defensive during recessionary periods.

20
INDEPENDENCE REALTY TRUST

21 IRT’s Resident Demographic Trends Are Favorable Recent residents in IRT’s top 10 markets are in their mid-30s and make an average annual income of ~$82,000, resulting in a ~22% rent to income(1) Market Resident Average Age(1) 1 Atlanta, GA 37 2 Dallas, TX 37 3 Denver, CO 44 4 Columbus, OH 38 5 Raleigh-Durham, NC 35 6 Indianapolis, IN 37 7 Oklahoma City, OK 33 8 Tampa-St. Petersburg, FL 36 9 Nashville, TN 36 10 Houston, TX 37 PORTFOLIO AVERAGE 37 Market Rent/ Income(1) 1 Atlanta, GA 23.7% 2 Dallas, TX 22.5% 3 Denver, CO 24.8% 4 Columbus, OH 21.6% 5 Raleigh-Durham, NC 21.6% 6 Indianapolis, IN 21.8% 7 Oklahoma City, OK 18.8% 8 Tampa-St. Petersburg, FL 26.2% 9 Nashville, TN 22.0% 10 Houston, TX 21.1% PORTFOLIO AVERAGE 22.4% Top 10 IRT Markets by NOI 130 Communities 37,828Units $6.2B In gross assets TBU Desktop GA TX CO OK IN OH FL TN NC Market Average Income 1 2 3 4 5 1 Atlanta, GA $78,267 2 Dallas, TX $91,694 3 Denver, CO $81.828 4 Columbus, OH $84,119 5 Indianapolis, IN $75,858 6 Raleigh-Durham, NC $82,034 7 Oklahoma City, OK $78,318 8 Tampa-St. Petersburg, FL $80,636 9 Nashville, TN $84,398 10 Houston, TX $78,535 PORTFOLIO AVERAGE $81,569 Top 5 Employment Sectors(1) Services/Retail Professional Healthcare Technology Sales Engineering Self Employed Construction Student/Education Hospitality Key 2

22 TOP 10 MARKETS Our Portfolio is Focused On the High Growth Sunbelt & Midwest Regions PORTFOLIO SUMMARY IRT owns 110 communities and has 2 communities under development across resilient, high growth markets Geographic Distribution Operating Communities • Strong presence in high growth metros including Atlanta, Charlotte, Tampa, Dallas, Denver and Nashville; exited markets with slower growth and higher costs • Sunbelt and Midwest regions have exhibited strong fundamentals with favorable population migration trends due to a lower cost of living, better tax policy and growing economic opportunity (2) Average community age (2) 22 years 130 Communities 37,828Units $6.2B In gross assets TBU Desktop FL GAALTX CO OK IN OH KY TN SC NC Sunbelt Exposure Communities | 78 Units | 24,221 % of NOI | 74% (1) Market Units % Unit % NOI Atlanta 5,180 16% 15% Dallas 4,007 12% 14% Nashville 2,147 7% 6% Denver 1,397 4% 6% 1,979 Raleigh-Durham 6% 6%Indianapolis 1,690 8% 7%Columbus 2,510 5% 5% Houston 1,308 4% 3% Tampa 1,452 4% 5% Total 23,178 71% 72% Note: Sunbelt markets defined as AL, FL, GA, NC, OK, SC, TN and TX. Oklahoma City 1,508 5%5% Asset Held for Sale (1) 3

23 The Impact of New Supply on IRT Will Not Be Significant Estimated new apartment deliveries from 2024 through 2026 in IRT's markets, as a percentage of existing apartment inventory, are expected to decline over this 3-year period IRT's Class B communities do not directly compete with new Class A development On average, IRT’s rent vs. new construction suburban rent was lower by ~$574 per month or 34%(2) 4 3.3% 3.0% 4.8% 3.4% 2.2% 1.8% 2021 2022 2023 2024E 2025E 2026E New Deliveries as a % of Existing Inventory $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 $2,250 $2,500 $2,750 Atlanta Dallas - Fort Worth Columbus Denver Raleigh - Durham Oklahoma City Indianapolis Tampa Nashville Memphis Total/WAV IRT New Construction 34% lower rents ~ ~ ~ (1)

24 Rent vs. Buy Differential Will Support Rental Demand in 2024 • Median home price is approximately $440,000(1) across IRT’s top 10 markets(2) weighted by NOI at the zip code level • With interest rates expected to remain higher for longer, mortgage rates will remain high and support rental demand • Monthly Cost Premium to buy and own a home today ranges from 50% - 178% higher than IRT’s top 10 markets’ rents • Monthly Ownership Costs(3) assume a 20% down payment and monthly estimates for insurance and real estate taxes Home Ownership Monthly Cost(2) vs IRT In-Place Rents 5 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 Atlanta - GA Columbus - OH Dallas-Fort Worth - TX Denver - CO Indianapolis - IN Memphis - TN Nashville - TN Oklahoma City - OK Raleigh - Durham - NC Tampa - FL IRT Top 10 Markets WAV M o n th ly C o s t IRT In-Place Monthly Rent Homeownership Cost On Average, Ownership Costs are 50% - 178% higher than IRT’s Rent 99% more to own a home

25 Compelling Investment Opportunity With a Path to Long-Term Growth Leading Multifamily REIT, Well-Positioned in Class B Communities, Focused on the High-Growth U.S. Sunbelt Region Garrison Station Murfreesboro, TN Los Robles San Antonio, TX Cherry Grove Commons North Myrtle Beach, SC Investing in Technology to Create Operational Efficiencies and Focusing on Our ESG Initiatives in Support of Our People & Communities Strong Long-Term Growth Profile Supported by a Value Add Pipeline, New Development Initiatives and Joint Ventures Continuing to Improve Leverage Through Organic Growth and Reinvestment of Excess Cash Flow IRT Has Built a Company that is Well-Positioned at All Points of Market Cycles and Able to Capture Future Growth Opportunities

Appendix & Definitions Legacy at Jones Farm Huntsville, AL

27 Low High Earnings per share $0.34 $0.38 Adjustments: Depreciation and amortization 0.87 0.87 Gains on sale of real estate assets (3) (0.05) (0.05) FFO per share 1.16 1.20 Loan (premium accretion) discount amortization, net (0.04) (0.04) CORE FFO per share $1.12 $1.16 CORE FFO ($s in millions) Same Store Communities 2024 Outlook (4) Number of communities/units 108 communities/32,153 units Property revenue growth 3.0% to 4.5% Controllable operating expense growth 4.9% to 5.9% Real estate tax and insurance expense growth 6.1% to 7.1% Total operating expense growth 5.4% to 6.4% Property NOI growth 1.0% to 4.0% Key Operating Assumptions Corporate Expenses General & administrative expenses and Property management expenses $51.5 to $54.5 million Capital Expenditures Recurring $21 to $23 million Value add & non-recurring $83 to $85 million Development $54.5 to $55.5 million Transaction/Investment Volume Acquisition volume $0 million to $40 million Disposition volume (6) $392 to $396 million Interest expense (5) $83.0 to $85.0 million Full Year 2024 Guidance All notations throughout this presentation appear as “End Notes” on pages 47-48. 2024 Full Year EPS and CFFO Guidance (1)(2) 68.5 75.9 92.0 247.4 263.9 262.0 2019 2020 2021 2022 2023 2024E

28 Focusing on Our ESG Initiatives Find out more on the Sustainability page of IRT’s Investor Relations website at http://investors.irtliving.com. Enhancing Residential Living We are dedicated to pursuing excellence, providing our residents with an exceptional living experience and delivering superior customer service – all in an effort to make our residents feel “at home.” Supporting Our Associates We believe that fostering a workplace built on our core values of excellence, opportunity, integrity and service is vital to our associates and our long-term success. Reducing Our Environmental Impact We are committed to sustainable practices within our offices and throughout our communities. We see to lessen our environmental impact and strengthen our resilience to climate risks. Promoting Good Governance We seek at all times to conduct our business in accordance with the highest standards of ethical conduct and regulatory compliance. We believe that operating multifamily real estate can be conducted with a conscious regard for the environment and wider society

29 Assets Demonstrate Attractive Apartment Industry Dynamics Low Homeownership More Insulated from New Supply ◼ The national Class B vacancy rate remains resilient to supply and demand shocks with 2024 projected spreads in vacancy rates between Class A & B. Class B vacancy is projected to be 7.4% and Class A 10.7% o Completions wave of 2023 and 2024 is expected to subside quickly with completions dropping significantly in 2025 and 2026 as developers have struggled to capitalize new projects during the last two years. Homeownership Data Source: U.S Census Bureau as of Q1 2024. New Completions (Supply) Data Source: CoStar Q1 2024 data release ◼ Growth in households increases the pool of renters, even more so during periods of reduced homeownership o The homeownership rate was 65.6% in Q1 2024 down from an uptick in Q2 2020 to 67.9% and the 69.2% in Q4 2004 (the peak) ◼ Homeownership affordability remains challenging for many households, especially first-time buyers. Lack of for-sale housing inventory, elevated mortgage rates and rising insurance costs continue to make homeownership unattainable or unattractive to many households. The Favorable Fundamentals of Our Markets Drive Demand for Our Assets 60.0% 61.0% 62.0% 63.0% 64.0% 65.0% 66.0% 67.0% 68.0% 69.0% 70.0% 0 250 500 750 1,000 1,250 1,500 1,750 2,000 2,250 1 9 81 1 9 83 1 9 85 1 9 87 1 9 89 1 9 91 1 9 93 1 9 95 1 9 97 1 9 99 2 0 01 2 0 03 2 0 05 2 0 07 2 0 09 2 0 11 2 0 13 2 0 15 2 0 17 2 0 19 2 0 21 2 0 23 H o m e o w n e rs h ip R at e U n it s C o m p le te d Single Family Multifamily Homeownership Rate

IRT Value Add Summary

Project Life to Date as of March 31, 2024

							Renovation Costs per Unit (2)				
Market	Total Properties	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (1)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs (3)	ROI - Total Costs (3)
Ongoing											
Atlanta, GA	4	1,892	911	911	281	21.2%	16,968	1,973	18,941	19.9%	17.8%
Dallas, TX	4	1,199	574	585	288	20.1%	19,223	2,102	21,325	18.0%	16.2%
Columbus, OH	4	1,098	403	392	280	22.5%	14,222	1,431	15,653	23.6%	21.5%
Oklahoma City, OK	3	793	464	459	158	18.2%	17,354	1,521	18,875	10.9%	10.0%
Tampa-St. Petersburg, FL	2	612	404	399	380	25.9%	16,372	1,481	17,853	27.8%	25.5%
Nashville, TN	1	418	252	246	156	11.0%	16,580	1,321	17,901	11.3%	10.5%
Memphis, TN	1	362	286	287	380	34.6%	15,662	807	16,469	29.1%	27.7%
Raleigh-Durham, NC	1	318	233	234	216	17.0%	16,070	1,046	17,116	16.1%	15.1%
Austin, TX	1	256	164	164	245	16.6%	18.077	1,486	19,563	16.3%	15.0%
Indianapolis, IN	1	236	188	187	282	25.7%	15,559	1,484	17,043	21.5%	19.6%
Total/Weighted Average	**22**	**7,184**	**3,879**	**3,864**	**$271**	**21.4%**	**$16,804**	**$1,649**	**$18,453**	**19.4%**	**17.6%**
Future (4)											
Atlanta, GA (5)	2	676	267	264	171	13.9%	16,356	1,874	18,230	12.5%	11.2%
Lexington, KY	1	436	-	-	-	-	-	-	-	-	-
Oklahoma City, OK	1	294	-	-	-	-	-	-	-	-	-
Dallas, TX	1	263	-	-	-	-	-	-	-	-	-
Denver, CO	1	252	-	-	-	-	-	-	-	-	-
Total/Weighted Average	**6**	**1,921**	**267**	**264**	**171**	**13.9%**	**16,356**	**1,874**	**18,230**	**12.5%**	**11.2%**
Completed (6)											
Columbus, OH	3	763	697	691	208	22.9%	10,203	666	10,869	24.5%	23.0%
Atlanta, GA	2	754	691	690	208	20.1%	9,181	1,398	10,579	27.2%	23.6%
Louisville, KY	2	728	721	778	217	24.3%	15,489	2,173	17,662	16.8%	14.7%
Memphis, TN	2	691	651	649	189	18.7%	11,782	974	12,756	19.3%	17.8%
Tampa-St. Petersburg, FL	2	624	572	583	226	19.1%	13,391	1,482	14,873	20.3%	18.3%
Raleigh-Durham, NC	1	328	325	323	195	19.0%	14,648	2,108	16,756	15.9%	13.9%
Wilmington, NC	1	288	288	287	77	7.6%	8,120	56	8,176	11.4%	11.3%
Total/Weighted Average	**13**	**4,176**	**3,945**	**4,001**	**$199**	**20.1%**	**$11,927**	**$1,305**	**$13,232**	**20.0%**	**18.0%**
Grand Total/Weighted Average	**41**	**13,281**	**8,091**	**8,129**	**$232**	**20.5%**	**$14,413**	**$1,550**	**$15,963**	**19.3%**	**17.5%**

All notations throughout this presentation appear as "End Notes" on pages 47-48.

30

INDEPENDENCE REALTY TRUST

31 IRT Resident Demographics at a Glance(1) All notations throughout this presentation appear as “End Notes” on pages 47-48. 47% 53% Gender Breakdown 79% 21% Marital Status Average Resident Age: 37 Residents make up a diverse job pool Top Industries of Residents: 1. Services 2. Medical Services 3. Professional 4. Technology 5. Sales Male Female Single Married Residents moving to our communities: 18% are from out-of-state 32% of those from out-of-state are from either the West Coast, IL or the Northeast Young, growing resident population benefiting from amenity-rich communities without overextending on rent Average Rent to Income of Our Newest Residents(2) 22%

32 Community Map Job Growth Population Growth Supply Growth 2 2024 Job Growth Top 50 Average 1.16% Gateway Markets 1.18% 2024 Population Growth Top 50 Average 0.77% Gateway Markets 0.72% Differentiators Our Markets | Atlanta(1) Footnotes: (1) Source: Green Street (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q1 Financials Atlanta represents 15.3% of IRT’s Proforma NOI (3) Pointe at Canyon Ridge Sandy Springs, GA Waterstone at Big Creek Alpharetta, GA Communities located within 5 min. of major highways Communities located in top school districts Benefiting from suburban sprawl, well-positioned in MSA with growing ancillary job markets Major company presence in Atlanta include: 2.11% 1.08% 0.79% 2023 2024 2025 0.71% 1.09% 1.19% 2023 2024 2025 3.70% 1.73% 1.12% 2024 2025 2026

33 Community Map Job Growth Population Growth Supply Growth 2 2024 Job Growth Top 50 Average 1.16% Gateway Markets 1.18% 2024 Population Growth Top 50 Average 0.77% Gateway Markets 0.72% Differentiators 9th largest city in the U.S. by population 4 The Dallas MSA has had the largest population growth within the past 10 years 5 Dallas accounts for nearly 8% of all financial service jobs in the Southwest region6 Major employers include: Our Markets | Dallas(1) Footnotes: (1) Source: Green Street (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q1 Financials (4) 2020 Census Data (5) Freddie Mac Report as of January 2021 (6) Fannie Mae Multifamily Metro Outlook 2021 Q3 Dallas represents 14.0% of IRT’s Proforma NOI (3) Avenues at Craig Ranch Dallas, TX Vue at Knoll Trail Dallas, TX 4.22% 1.93% 1.28% 2023 2024 2025 1.53% 1.55% 1.51% 2023 2024 2025 3.02% 1.77% 1.10% 2024 2025 2026

34 Community Map Job Growth Population Growth Supply Growth 2 2024 Job Growth Top 50 Average 1.16% Gateway Markets 1.18% 2024 Population Growth Top 50 Average 0.77% Gateway Markets 0.72% Differentiators Population growth in the metro area is expected to exceed 5.5% over the next five years4 The MSA had the 10th largest population increases from 2010-20195 Major employers include: Our Markets | Denver(1) Footnotes: (1) Source: Green Street (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q1 Financials (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 (5) Freddie Mac Report as of January 2021 Denver represents 5.5% of IRT’s Proforma NOI (3) Destination at Arista Broomfield, CO Bristol Village Aurora, CO 0.67% 1.15% 0.98% 2023 2024 2025 0.65% 1.01% 0.97% 2023 2024 2025 3.32% 3.38% 3.22% 2024 2025 2026

35 Community Map Job Growth Population Growth Supply Growth 2 2024 Job Growth Top 50 Average 1.16% Gateway Markets 1.18% 2024 Population Growth Top 50 Average 0.77% Gateway Markets 0.72% Differentiators 14th largest city in the U.S. by population4 Strong accessibility to major highway I-270 Near thriving employment hubs such as Rickenbacker International airport Class B communities insulated from new Class A construction Major employers, and companies with headquarter-presence include: Our Markets | Columbus (1) Footnotes: (1) Source: Green Street (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q1 Financials (4) 2020 Census Data Columbus represents 7.2% of IRT’s Proforma NOI (3) Bennington Pond Apartments Groveport, OH Schirm Farms Canal Winchester, OH 1.15% 0.65% 0.73% 2023 2024 2025 0.85% 1.16% 1.18% 2023 2024 2025 0.88% 0.22% 0.99% 2024 2025 2026

36 Community Map Job Growth Population Growth Supply Growth 2 2024 Job Growth Top 50 Average 1.16% Gateway Markets 1.18% 2024 Population Growth Top 50 Average 0.77% Gateway Markets 0.72% Differentiators Located within 5 min. of major highways Benefiting from the proximity to growing industrial footprint Each community is in a top school district in the market Burgeoning tourism hub Major employers include: Our Markets | Louisville(1) Footnotes: (1) Source: Green Street (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q1 Financials Louisville represents 5.6% of IRT’s Proforma NOI (3) Prospect Park Apartment Homes Louisville, KY Meadows Apartment Homes Louisville, KY 1.70% 0.67% 0.52% 2023 2024 2025 -0.16% 0.30% 0.28% 2023 2024 2025 1.06% -0.06% 0.07% 2024 2025 2026

37 Community Map Job Growth Population Growth Supply Growth 2 2024 Job Growth Top 50 Average 1.16% Gateway Markets 1.18% 2024 Population Growth Top 50 Average 0.77% Gateway Markets 0.72% Differentiators 15th largest city in the U.S. by population Communities located in top school districts Experienced outsized job growth in health care and retail trade industries Major employers include: Our Markets | Indianapolis(1) Indianapolis represents 5.5% of IRT’s Proforma NOI (3) Bayview Club Apartments Indianapolis, IN Reveal on Cumberland Indianapolis, IN Footnotes: (1) Source: Green Street (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q1 Financials 2.85% 0.94% 0.75% 2023 2024 2025 0.81% 0.72% 0.66% 2023 2024 2025 2.82% 0.09% 0.47% 2024 2025 2026

38 Community Map Job Growth Population Growth Supply Growth 2 2024 Job Growth Top 50 Average 1.16% Gateway Markets 1.18% 2024 Population Growth Top 50 Average 0.77% Gateway Markets 0.72% Differentiators Communities located within 5 min. of major throughways Easy access to local retail centers Concentration around Research Triangle Park Many companies have a strong presence in the area, including: Our Markets | Raleigh–Durham(1) Footnotes: (1) Source: Green Street (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q1 Financials Raleigh-Durham represents 5.2% of IRT’s Proforma NOI (3) Creekstone at RTP Durham, NC Waterstone at Brier Creek Raleigh, NC 3.52% 2.02% 1.13% 2023 2024 2025 1.50% 1.75% 1.71% 2023 2024 2025 5.69% 1.51% 2.33% 2024 2025 2026

39 Community Map Job Growth Population Growth Supply Growth 2 2024 Job Growth Top 50 Average 1.16% Gateway Markets 1.18% 2024 Population Growth Top 50 Average 0.77% Gateway Markets 0.72% Differentiators The metro’s population grew 0.5% this year, which was above the 0.2% national average4 Actively executing the redevelopment of its downtown area5 Located within 5 min. of major highways and retail Major employers include: Our Markets | Oklahoma City(1) Footnotes: (1) Source: Green Street (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q1 Financials (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 Oklahoma City represents 5.5% of IRT’s Proforma NOI (3) Windrush Oklahoma City, OK Augusta Oklahoma City, OK 3.92% 1.80% 0.98% 2023 2024 2025 1.38% -0.50% -0.94% 2023 2024 2025 1.85% 1.90% 0.51% 2024 2025 2026

40 Community Map Job Growth Population Growth Supply Growth 2 2024 Job Growth Top 50 Average 1.16% Gateway Markets 1.18% 2024 Population Growth Top 50 Average 0.77% Gateway Markets 0.72% Differentiators Job growth is expected to be 2.7% annually through 2025, compared to 1.7% nationally4 Houston sits at #2 for the Top ten MSAs by population growth (2010-2019)5 Major employers include: Our Markets | Houston(1) Footnotes: (1) Source: Green Street (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q1 Financials (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 (5) Freddie Mac Report as of January 2021 Houston represents 3.2% of IRT’s Proforma NOI (3) Carrington Park at Huffmeister Houston, TX Carrington Place Houston, TX 3.10% 1.19% 0.87% 2023 2024 2025 1.54% 1.58% 1.52% 2023 2024 2025 3.84% 1.07% 2.62% 2024 2025 2026

41 Community Map Job Growth Population Growth Supply Growth 2 2024 Job Growth Top 50 Average 1.16% Gateway Markets 1.18% 2024 Population Growth Top 50 Average 0.77% Gateway Markets 0.72% Differentiators $3 billion Water Street mixed-use investment backed by Jeff Vinik and Bill Gates is underway downtown Major companies have committed to a major presence in the market such as: Our Markets | Tampa(1) Footnotes: (1) Source: Green Street (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q1 Financials Tampa represents 5.3% of IRT’s Proforma NOI (3) Lucerne Tampa, FL Vantage on Hillsborough Tampa, FL 3.43% 0.89% 0.76% 2023 2024 2025 1.01% 1.00% 0.93% 2023 2024 2025 3.14% 1.51% 0.67% 2024 2025 2026

42 Community Map Job Growth Population Growth Supply Growth 2 2024 Job Growth Top 50 Average 1.16% Gateway Markets 1.18% 2024 Population Growth Top 50 Average 0.77% Gateway Markets 0.72% Differentiators Metro area job growth expected to outpace the national rate through 20254 Oracle plans to expand in the market. Adding 8,500 jobs and will invest $1.2 billion in the new project Major employers include: Our Markets | Nashville(1) Footnotes: (1) Source: Green Street (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q1 Financials (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 Nashville represents 5.1% of IRT’s Proforma NOI (3) Landings of Brentwood Brentwood, TN Stoneridge Farms Smyrna, TN 1.57% 1.25% 1.20% 2023 2024 2025 3.67% 1.23% 1.01% 2023 2024 2025 3.61% 1.82% 0.21% 2024 2025 2026

43 Community Map Job Growth Population Growth Supply Growth 2 2024 Job Growth Top 50 Average 1.16% Gateway Markets 1.18% 2024 Population Growth Top 50 Average 0.77% Gateway Markets 0.72% Differentiators Memphis has all the amenities of a large city with a cost of living more than 20% below the national average4 Tennessee is one of the lowest-taxed states per capita in the nation4 Major employers include: Our Markets | Memphis(1) Footnotes: (1) Source: Green Street (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q1 Financials (4) Greater Memphis Chamber of Commerce Memphis represents 4.2% of IRT’s Proforma NOI (3) Walnut Hill Memphis, TN Stonebridge Crossing Memphis, TN 0.52% -0.10% 0.28% 2023 2024 2025 -0.66% -0.26% -0.14% 2023 2024 2025 2.43% 2.43% 0.16% 2024 2025 2026

44 Community Map Job Growth Population Growth Supply Growth 2 2024 Job Growth Top 50 Average 1.16% Gateway Markets 1.18% 2024 Population Growth Top 50 Average 0.77% Gateway Markets 0.72% Differentiators Metro area ranked 1st in 2020 projected rent growth of the top 100 metros by population1 Major employers include: Our Markets | Huntsville(1) Footnotes: (1) Source: Green Street (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q1 Financials Huntsville represents 2.7% of IRT’s Proforma NOI (3) Bridgepoint Huntsville, AL Legacy at Jones Farm Huntsville, AL 4.52% 2.11% 1.09% 2023 2024 2025 1.00% -0.20% -1.48% 2023 2024 2025 8.29% 2.66% 4.83% 2024 2025 2026

45 Community Map Job Growth Population Growth Supply Growth 2 2024 Job Growth Top 50 Average 1.16% Gateway Markets 1.18% 2024 Population Growth Top 50 Average 0.77% Gateway Markets 0.72% Differentiators 16th largest city in the U.S. by population4 Long-term demand fundamentals are favorable with outsized population growth projected in the key age group of 20-34 5 Job growth driven by an economic shift away from a manufacturing economy toward a service economy Major employers include: Our Markets | Charlotte(1) Footnotes: (1) Source: Green Street (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q1 Financials (4) 2020 Census Data (5) Fannie Mae Multifamily Metro Outlook 2021 Q3 Charlotte represents 2.9% of IRT’s Proforma NOI (3) Fountains Southend Charlotte, NC Vesta City Park Charlotte, NC 4.06% 1.85% 1.30% 2023 2024 2025 1.74% 2.07% 2.05% 2023 2024 2025 8.91% 9.80% 8.49% 2024 2025 2026

46 Community Map Job Growth Population Growth Supply Growth 2 2024 Job Growth Top 50 Average 1.16% Gateway Markets 1.18% 2024 Population Growth Top 50 Average 0.77% Gateway Markets 0.72% Differentiators Established tourism hub Centrally located in FL, easily accessible to drive to and from close markets Job growth is expected to be at 3.4% annually through 2025, compared to 1.7% nationally4 Major employers include: Our Markets | Orlando(1) Footnotes: (1) Source: Green Street (2) Source: CoStar, new units estimated to be delivered as a percentage of total supply in IRT submarkets (3) 2024 Q1 Financials (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 Orlando represents 1.0% of IRT’s Proforma NOI (3) Millenia 700 Orlando, FL 3.44% 1.28% 1.34% 2023 2024 2025 2.09% 1.81% 1.57% 2023 2024 2025 3.21% 3.09% 0.40% 2024 2025 2026

47 Slide 2 (1) Portfolio Summary data is as of March 31, 2024, as applicable, and is pro forma for completion of property sales included in our Portfolio Optimization Strategy. (2) Highlights are for the IRT same store portfolio for the three months ended March 31, 2024 vs. the three months ended March 31, 2023. NOI is a non-GAAP financial measure. See slides 49-51 for definitions and reconciliations. (3) Return on investment or ROI throughout this presentation is calculated as rent premium per unit per month, multiplied by 12 months, dividend by interior renovation costs or total renovation costs, as applicable. Rent premium reflects the per unit per month difference between the rental rate on the renovated unit excluding the impact of upfront concessions, if any, and the market rent for an unrenovated unit. Project results are through March 31, 2024. (4) This guidance, including the underlying assumptions, constitutes forward-looking information. Actual full year 2024 CFFO could vary significantly from the projections presented. See “Forward- Looking Statement” at the end of this presentation. Slide 3 (1) Same-store portfolio includes 108 properties, which represent 32,153 units. (2) Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9- 13 months. (3) As of May 1, 2024, same-store portfolio occupancy was 95.6%, same-store portfolio excluding ongoing value add occupancy was 95.8% and value add occupancy was 94.9%. (4) 2Q 2024 QTD average occupancy is through May 1, 2024. 2Q 2024 QTD new lease and renewal rates are for leases commencing during 2Q 2024 that were signed as of May 1, 2024. Slide 4 (1) A wholly-owned subsidiary of RAIT Financial Trust (NYSE: RAS) acted as IRT’s external advisor until IRT internalized the advisor in December 2016. (2) Number of operating units reflects all consolidated properties, at 100%, excluding properties under development. (3) Excludes two properties (621 units) under development. Slide 6 (1) IPO date of August 13, 2013. Slide 8 (1) Calculated as incremental NOI, divided by a 5.5% cap rate, net of capital investment. Incremental NOI of $22.5 million equates to total units completed to date of 8,091 multiplied by $232 rent premium annualized. Total costs-to-date of $129.2 million equates to total units completed to date multiplied cost per unit of $15,963. (2) Value add pipeline data is as of March 31, 2024. These projections constitute forward-looking information. See “Forward-Looking Statement” at the end of this presentation. (3) Illustrative estimated cost / unit ranging from $18,000 to $19,000. (4) Illustrative 17.5% annual ROI based on IRT’s historical returns. (5) Calculated as incremental NOI, divided by 5.5% cap rate net of capital invested. Slide 13 (1) Occupancy % is calculated using the leased or occupied units, as applicable, divided by the number of delivered units; as of April 23, 2024. Slide 14 (1) Excludes 209 units from Views of Music City phase II. (2) Image represents a rendering of the community. Slide 15 (1) Calculated using forward twelve-month NOI after recurring Cap Ex. (2) Including one consolidated joint venture operating community and excluding properties under development. (3) Stock price as of May 1, 2024. (4) Pre-Portfolio Optimization net debt to adjusted EBITDA is for 4Q 2023. Post-Portfolio Optimization net debt to adjusted EBITDA is pro forma for the estimated 0.8x benefit to net debt to adjusted EBITDA expected from the Portfolio Optimization and Deleveraging Strategy. Slide 17 (1) Market data as of March 31, 2024. End Notes

48 End Notes (continued) Slide 21 (1) All resident demographic data is self-reported by residents. Average age, average income, and rent-to-income ratio are for residents that have moved in during the three months ending March 31, 2024. Employment sector data is for all residents as of March 31, 2024. Slide 22 (1) Portfolio Summary as of March 31, 2024, NOI for 1Q 2024 and total communities as of March 31, 2024. (2) Includes communities located in Denver, Fort Collins, Colorado Springs and Loveland, CO. Slide 23 (1) New deliveries as a % of existing inventory are from CoStar Q1 2024 data release and are specific to IRT’s submarkets. (2) IRT’s average asking rent vs. new construction suburban rent for two-bedroom apartments; reflects Yardi Matrix data. Slide 24 (1) Median home prices from Redfin for the month of March 2024 for actual sale prices for All Home types (Single family, Townhomes and Condos). (2) Top 10 IRT Markets weighted based on NOI Exposure for IRT Budget-Actuals. (3) Homeownership Monthly Costs are calculated using Median Home Values by market are based on the zip code in which IRT’s communities are located within, PMI comes from Bank of America mortgage Calculator as of April 24, 2024. Insurance premiums and real estate taxes from Bankrate as of April 24, 2024. Slide 27 (1) This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2024 EPS, FFO, and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements”. Our guidance is based on the key guidance assumptions. (2) Per share guidance is based on 230.9 million weighted average shares and units outstanding. (3) Gain on sale of real estate assets includes the gains on sale (losses on impairment) recognized during the first quarter of 2024. (4) This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. See “Forward-Looking Statements”. (5) Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting, we recorded loan premiums, net, that are accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion is excluded from CFFO. (6) Includes $296 million related to the sale of five properties sold during the three months ended March 31, 2024 and $96 million to $100 million related to two properties held for sale as of March 31, 2024. We continue to evaluate our portfolio for capital recycling opportunities so actual acquisition and disposition volume could vary significantly from our projections. We undertake no duty to update these assumptions. See “Forward-Looking Statements”. Slide 30 (1) The rent premium reflects the per unit per month difference between the rental rate on the renovated unit excluding the impact of upfront concessions, if any, and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures. The weighted average Rent Premium including the impact of concessions was $217. (2) Renovation costs per unit includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects. (3) ROI is calculated using the Rent Premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit or the total renovation costs, as applicable. ROI-Interior costs using rent premium including the impact of concessions was 18.1%. ROI-Total costs using rent premium including the impact of concessions was 16.3%. (4) As of April 2024, three new value add projects are now underway with one project in each of the following markets: Atlanta, Dallas, and Denver. Projects in Lexington and Oklahoma City are expected to begin in Q2 and Q3 2024. (5) Renovations at one property in Atlanta, Georgia comprised of 496 units remain paused given current market conditions. (6) We consider value add projects completed when over 85% of the property’s units to be renovated have been completed. We continue to renovate remaining unrenovated units as leases expire until we complete 100% of the property’s units. Slide 31 (1) All resident demographic data is self-reported by residents. Data as of March 31, 2024. (2) Data as of the last 90 days ending March 31, 2024.

49 Definitions and Non-GAAP Financial Measure Reconciliations This presentation may contain non-U.S. generally accepted accounting principals (“GAAP”) financial measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this document and/or IRT’s reports filed or furnished with the SEC available at IRT’s website www.IRTLIVING.com under Investor Relations. IRT’s other SEC filings are also available through this website. Average Effective Monthly Rent per Unit Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. IRT believes average effective rent per unit is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month. Same-Store Average Occupancy Same-store average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period. EBITDA and Adjusted EBITDA EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty losses, and abandoned deal costs. EBITDA and Adjusted EBITDA are each non-GAAP measures. IRT considers each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or nonoperating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs. Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”) We believe that FFO and Core FFO (“CFFO”), each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs. CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, abandoned deal costs, loan premium accretion and discount amortization, debt extinguishment costs, and merger and integration costs from the determination of FFO. Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.

50 Net Operating Income We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful supplemental measure of its operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, casualty related costs and gains, property management expenses, and general and administrative expenses, interest expenses, and net gains on sale of assets. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income insofar as the measure reflects only operating income and expense at the property level. We use NOI to evaluate performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses, financing expenses, and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance. Same Store Properties and Same Store Portfolio We review our same store portfolio at the beginning of each calendar year. Properties are added into the same store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same store portfolio. We may also refer to the Same Store Portfolio as the IRT Same Store Portfolio. Total Gross Assets Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands). Interest Coverage is a ratio computed by dividing Adjusted EBITDA by interest expense Net Debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (Dollars in thousands). We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis. Definitions and Non-GAAP Financial Measure Reconciliations

51 Definitions and Non-GAAP Financial Measure Reconciliations March 31, 2024 December 31, 2023 September 30, 2023 June 30, 2023 March 31, 2023 Reconciliation of same-store net operating income to net income (loss) Same-store net operating income 94,371$ 97,164$ 94,952$ 92,375$ 92,137$ Non same-store net operating income 5,989 9,863 10,123 9,155 9,743 Pre-Merger STAR Portfolio NOI - - - - - Other revenue 203 316 232 354 239 Other income (expense), net (830) (1,409) (1,547) (1,277) (683) Property management expenses (7,499) (6,660) (7,232) (6,818) (6,371) General and administrative expenses (8,381) (5,043) (3,660) (5,910) (8,154) Depreciation and amortization expense (53,721) (55,902) (55,546) (53,984) (53,536) Casualty gains (losses), net (2,301) (59) (35) (680) (151) Interest expense (20,603) (23,537) (22,033) (22,227) (22,124) Gain on sale (loss on impairment) of real estate assets, net 10,530 (56,263) (11,268) — 985 Gain (loss) on extinguishment of debt 203 (124) — — — Restructuring costs — — — — (3,213) Merger and integration costs — — — — — Net income (loss) $ 17,961 $ (41,654) $ 3,986 $ 10,988 $ 8,872 (a) Same store portfolio includes 108 properties, which represents 32,153 units. For the Three-Months Ended (a) Independence Realty Trust Inc. Reconciliation of Same-Store Net Operating Income to Net Income (loss) (Dollars in thousands)

52 Forward-Looking Statement This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements include, but are not limited to, our earnings guidance and certain actions that we expect or seek to take in connection with our portfolio optimization and deleveraging strategy and anticipated enhancements to our financial results and future growth from this strategy. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements. Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, failure to realize cost savings, efficiencies and other benefits that we expect to result from our portfolio optimization and deleveraging strategy, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve rent increases and occupancy levels on account of the value add initiatives, unexpected impairments or impairments in excess of our estimates, increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2023, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.